UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2025

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

18455 S. Figueroa Street
Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On January 28, 2025, Faraday Future Intelligent Electric Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Matthias Aydt (the “Purchaser”), pursuant to which the Company agreed to issue and sell one (1) share of the Company’s newly designated Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), to the Purchaser for a purchase price of $100.00. The closing of the sale and purchase of the share of Series A Preferred Stock was completed on January 28, 2025.

Additional information regarding the rights, preferences, privileges and restrictions applicable to the Series A Preferred Stock is set forth under Item 5.03 of this Current Report on Form 8-K.

Pursuant to the Purchase Agreement, the Purchaser has agreed to cast the votes represented by the share of Series A Preferred Stock on the Share Authorization Proposal (defined below) in the same proportion as shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) and shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) are voted (excluding any shares of Common Stock that are not voted, whether due to abstentions, broker non-votes or otherwise) on the Share Authorization Proposal; provided, that unless and until at least one-third (1/3rd) of the outstanding shares of Common Stock on the record date established for the meeting of stockholders at which the Share Authorization Proposal is presented are present in person or represented by proxy at such meeting, the Purchaser will not vote the share of Series A Preferred Stock on the Share Authorization Proposal. The “Share Authorization Proposal” means any proposal approved by the Company’s Board of Directors (the “Board”) and submitted to the stockholders of the Company to adopt an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized Class A Common Stock and Class B Common Stock.

Letter Agreements

As previously disclosed in the Current Report on Form 8-K filed by the Company on September 6, 2024, on September 5, 2024, the Company entered into a Securities Purchase Agreement (the “Secured SPA”) with certain institutional investors as purchasers (the “September Investors”), pursuant to which, the Company agreed to sell, and the September Investors agreed to purchase, for approximately $30 million, certain secured promissory notes (the “Secured Notes”), warrants (the “September Warrants”) and incremental warrants (the “September Incremental Warrants”, and together with the Secured Notes and the September Warrants, the “September Financing Documents”) in two closings. The first closing occurred on September 12, 2024 and the second closing occurred on September 30, 2024.

On January 28, 2025, the Company entered into a letter agreement (the “September Letter Agreement”) with certain of the September Investors. Pursuant to the September Letter Agreement, prior to the Company’s receipt of the stockholders’ approval, the September Investors agreed not to convert any outstanding Secured Notes at a conversion price less than $5.24, the initial conversion price of the Secured Notes (the “September Initial Conversion Price”), and the Company agreed to issue, following receipt of such stockholders’ approval, to any September Investors who convert any Secured Notes (such portion of the Secured Notes so converted, the “Pre-Approval Conversion Amount”) at the September Initial Conversion Price prior to the Company’s receipt of stockholders’ approval, a number of shares of Class A Common Stock (the “True-Up Shares”) equal to (a) the quotient of (1) the True-Up Conversion Amount (as defined below) divided by (2) the True-Up Conversion Price (as defined below) then in effect on the date the Company receives an Investor’s request (such date, the “True-Up Date”) to deliver the True-Up Shares; minus (B) the quotient of (1) the Pre-Approval Conversion Amount divided by (2) the September Initial Conversion Price. As used herein, the “True-Up Conversion Amount” shall mean the Pre-Approval Conversion Amount calculated as if the principal amount included in such Pre-Approval Conversion Amount shall have continued to accrue Interest (as defined in the Secured Notes) in accordance with Secured Notes up to the True-Up Date, and the “True-Up Conversion Price” shall be equal to the lower of (i) the applicable conversion price as in effect on the applicable True-Up Date, and (ii) the greater of (x) $1.048 and (y) the lowest of the five (5) VWAPs (as defined in the Secured Notes) of the Class A Common Stock during the five (5) consecutive trading day period ending and including the trading day immediately preceding the True-Up Date.

The September Letter Agreement also exempts the Company from the obligation to issue any shares of Class A Common Stock underlying the September Financing Documents if, based on the record of Company’s Transfer Agent, the Company’s authorized and unreserved capital stock (the “Available Stock”) is less than the number of shares of Class A Common Stock to be issued pursuant to a Conversion Notice (the “Converting Shares”); provided, however, that the Company shall promptly deliver the Converting Shares after the Company obtains a sufficient amount of Available Stock.

The Secured SPA and the September Financing Documents were previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 6, 2024, and are incorporated by reference herein.

As previously disclosed in the Current Report on Form 8-K filed by the Company on December 23, 2024, on December 21, 2024, the Company entered into a Securities Purchase Agreement (the “Unsecured SPA”) with certain institutional investors as purchasers (the “December Investors”), pursuant to which, the Company agreed to sell, and the December Investors agreed to purchase, for approximately $30 million, certain unsecured promissory notes (the “Unsecured Notes”), warrants (the “December Warrants”) and incremental warrants (the “December Incremental Warrants”, together with the Unsecured Notes, the December Warrants, the “December Financing Documents”) in one or multiple closings. The first closing occurred on December 31, 2024, the second closing occurred on January 17, 2025 and the final closing occurred on January 22, 2025.

On January 28, 2025, the Company entered into a letter agreement (the “December Letter Agreement” and, together with the September Letter Agreement, the “Letter Agreements”) with certain of the December Investors. Pursuant to the December Letter Agreement, prior to the Company’s receipt of the stockholders’ approval, the December Investors agreed not to convert any outstanding Unsecured Notes at a conversion price less than $1.16, the initial conversion price of the Unsecured Notes (the “December Initial Conversion Price”), and the Company agreed to issue, following receipt of such stockholders’ approval, to any December Investors who convert any Unsecured Notes (such portion of the Unsecured Notes so converted, the “Pre-Approval Conversion Amount”) at the December Initial Conversion Price prior to the Company’s receipt of stockholders’ approval, True-Up Shares equal to (a) the quotient of (1) the True-Up Conversion Amount divided by (2) the True-Up Conversion Price then in effect on the True-Up Date the Company receives an Investor’s request to deliver the True-Up Shares; minus (B) the quotient of (1) the Pre-Approval Conversion Amount divided by (2) the December Initial Conversion Price. As used herein, the “True-Up Conversion Price” shall be equal to the lower of (i) the applicable conversion price as in effect on the applicable True-Up Date, and (ii) Alternate Conversion Price. The December Letter Agreement also provides that, if on a day following the receipt of the stockholders’ approval, a registration statement on Form S-1 registering for resale by the December Investors the shares of Class A Common Stock underlying the December Financing Documents becomes effective and the prospectus contained therein is available for use (such date, an “Adjustment Date”), if the conversion price then in effect is greater than the Closing Bid Price (as defined in the Unsecured Notes) of the Class A Common Stock on the trading day ended immediately prior to such Adjustment Date (the “Adjustment Price”), the conversion price shall automatically lower to the Adjustment Price.

The December Letter Agreement also exempts the Company from the obligation to issue any shares of Class A Common Stock underlying the December Financing Documents if, based on the record of Company’s Transfer Agent, the Company’s authorized and unreserved capital stock (the “Available Stock”) is less than the number of shares of Class A Common Stock to be issued pursuant to a Conversion Notice (the “Converting Shares”); provided, however, the Company shall promptly deliver the Converting Shares after the Company obtains a sufficient amount of Available Stock.

The Unsecured SPA and the December Financing Documents were previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 23, 2024, and are incorporated by reference herein.

The foregoing summary of the Letter Agreements and the Purchase Agreement do not purport to be complete and are qualified in their entirety by the full text of the Letter Agreements and the Purchase Agreement, respectively, copies of which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The Purchaser is an “accredited investor” and the offer and sale of the share of Series A Preferred Stock was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure included in Item 5.03 related to the Series A Certificate of Designation (as defined below) is incorporated into this Item 3.03 by reference. Prior to the issuance of the Series A Preferred Stock, stockholder approval of the Share Authorization Proposal required the affirmative approval of a majority of the voting power of the outstanding shares of Common Stock. Following the issuance of the Series A Preferred Stock, stockholder approval of the Share Authorization Proposal requires affirmative approval from a majority of the voting power of the shares of Common Stock and the share of Series A Preferred Stock, voting together as a single class. The Purchaser will cast the votes represented by the share of Series A Preferred Stock on the Share Authorization Proposal in a manner that mirrors the votes cast by holders of Common Stock on the Share Authorization Proposal. Prior to the issuance of the share of Series A Preferred Stock, abstentions and any other non-votes would have had the same effect as a vote against the Share Authorization Proposal. Following the issuance of the share of Series A Preferred Stock, abstentions and any other non-votes on the Share Authorization Proposal will still technically have the same effect as a vote against such proposal, but because the share of Series A Preferred Stock has a high number of votes and will vote in a manner that mirrors votes actually cast by the holders of Common Stock (which does not include abstentions or any other non-votes), abstentions and any other non-votes will have no effect on the manner in which the Series A Preferred Stock votes are cast.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation of Preferences Designating the Series A Preferred Stock

On January 23, 2025, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of the State of Delaware. The Series A Certificate of Designation designates one (1) share of the Company’s preferred stock as Series A Preferred Stock, and establishes and designates the preferences, rights and limitations thereof. The Series A Certificate of Designation became effective upon filing. Pursuant to the Series A Certificate of Designation:

Convertibility. The share of Series A Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company.

Dividends. The share of Series A Preferred Stock shall not be entitled to receive dividends.

Voting. The share of Series A Preferred Stock will have 3,000,000,000 votes, but has the right to vote only on the Share Authorization Proposal and until such time as the Share Authorization Proposal is approved by the stockholders, and will have no voting rights except (i) with respect to the Share Authorization Proposal in which its votes are cast for and against the Share Authorization Proposal in the same proportion as shares of Common Stock are voted for and against the Share Authorization Proposal (without regard to any shares of Common Stock that are not voted, whether due to abstentions, or otherwise not counted as votes for or against the Share Authorization Proposal) and (ii) unless the holders of one-third (1/3rd) of the outstanding shares of Common Stock as of the record date to be set by the Board are present, in person or by proxy, at the meeting of stockholders at which the Share Authorization Proposal is submitted for stockholder approval (or any adjournment thereof). The share of Series A Preferred Stock will vote together with the Common Stock as a single class on the Share Authorization Proposal. The Series A Preferred Stock has no other voting rights, except as may be required by the General Corporation Law of the State of Delaware.

Rank; Liquidation. Upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily, pursuant to which assets of the Company or consideration received by the Company are to be distributed to the stockholders, the holder of Series A Preferred Stock will be entitled to receive, before any payment is made to the holders of Common Stock by reason of their ownership thereof, an amount equal to $100.00.

Transfer Restrictions. The Series A Preferred Stock may not be transferred at any time prior to stockholder approval of the Share Authorization Proposal without the prior written consent of the Board.

Redemption. The outstanding share of Series A Preferred Stock will be redeemed in whole, but not in part, for a redemption price of $100.00, payable out of funds lawfully available therefor, upon the earlier of (i) any time such redemption is ordered by the Company’s Board in its sole discretion, automatically and effective on such time and date specified by the Board in its sole discretion, or (ii) automatically immediately following the approval by the stockholders of the Company of both Shareholder Proposals.

The foregoing summary of the Series A Certificate of Designation does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Series A Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock, dated January 22, 2025.
10.1	September Letter Agreement, dated January 28, 2025, by and between the Company and the purchasers party thereto.
10.2	December Letter Agreement, dated January 28, 2025, by and between the Company and the purchasers party thereto.
10.3	Purchase Agreement dated January 28, 2025, by and between the Company and Matthias Aydt.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: January 30, 2025	By:	/s/ Koti Meka
	Name:	Koti Meka
	Title:	Chief Financial Officer